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                                  Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-12715 and 33-61881) of Bryn Mawr Bank Corporation of our report dated January 18, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
Philadelphia, PA
March 29, 2001